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                                                                       EXHIBIT 5








                                                  March 31, 1997

RVM Industries, Inc.
861 East Tallmadge Avenue
Akron, Ohio  44310-0002

                Re:    Registration on Form 8-B of the Common Stock
                             of RVM Industries, Inc.


Gentlemen:

         We are acting as counsel to RVM Industries, Inc. (the "Company") in connection with the registration of its common stock on Form 8-B pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Common Stock").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that, when the registration statement on Form 8-B filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") to register its Common Stock thereunder has become effective, the Common Stock will be duly registered under the Exchange Act, and no further registration thereunder will be required.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form 8-B being filed by the Company with the Securities and Exchange Commission to effect registration of the Common Stock under the Exchange Act. .

                                                     Very truly yours,

                                                     Brouse & McDowell